UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2026
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2026, the Board of Directors (the “Board”) of Vail Resorts, Inc. (the “Company”), based on the recommendation of the Nominating and Governance Committee of the Board, appointed William Hornbuckle as a director of the Company to serve until his successor is elected and qualified or until his earlier resignation or removal, effective August 3, 2026. To appoint Mr. Hornbuckle, the Board increased the size of the Board from nine to ten members, effective August 3, 2026.

Mr. Hornbuckle, age 68, has served as Chief Executive Officer, President, and member of the board of directors of MGM Resorts International (“MGM”), a global hospitality and entertainment company with a portfolio of iconic integrated resorts and entertainment destinations, since July 2020. Prior to becoming Chief Executive Officer and President, Mr. Hornbuckle served as MGM's President and Chief Operating Officer from March 2020 to July 2020 and Chief Operating Officer from 2019 to 2020. During his more than 25-year career with MGM and its predecessor organizations, Mr. Hornbuckle held numerous senior leadership positions across resort operations, guest experience, marketing, customer loyalty, development, and strategic growth, including roles such as President and Chief Operating Officer of Mandalay Bay Resort and Casino, President and Chief Operating Officer of MGM Grand Las Vegas, Chief Marketing Officer, Chief Customer Development Officer, and Chief Design and Construction Officer. Mr. Hornbuckle also led MGM's domestic and international expansion efforts, including development projects in National Harbor, Maryland, and Macau, and played a significant role in enhancing the company’s customer loyalty, guest experience and premium hospitality offerings. He currently serves as Co-Chairman of the board of directors of MGM China Holdings Limited, founder and member of the board of directors of GBank Financial Holdings, and member of the board of other private and nonprofit organizations. Mr. Hornbuckle received his BS in Hotel Administration from the University of Nevada, Las Vegas.

There are no arrangements or understandings between Mr. Hornbuckle and the Company or any other person pursuant to which he was appointed to the Board. There are no related party transactions between the Company and Mr. Hornbuckle that would require disclosure under Item 404(a) of Regulation S-K. As a non-employee director, Mr. Hornbuckle will participate in the Company’s standard compensation arrangements for non-employee directors.

A copy of the press release announcing the appointment of Mr. Hornbuckle to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 30, 2026, announcing the appointment of Mr. Hornbuckle to the Board.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: July 30, 2026	By:	/s/ Julie A. DeCecco
Julie A. DeCecco
Executive Vice President and General Counsel